Exhibit 99.1

News Bulletin
For Further Information: Stephen D. Young
2200 West Parkway Boulevard Salt Lake City, Utah 84119-2331 www.franklincovey.com	Chief Financial Officer (801) 817-1776

FranklinCovey to Report Fourth Quarter 2008 Results on November 17, 2008

Earnings Conference Call to be Held November 17, 2008

Salt Lake City, Utah –  November 11, 2008 – FranklinCovey (NYSE: FC) today announced it will report its fourth quarter and year end results, for the fiscal year ended August 31, 2008, and discuss other general business matters, before the financial markets open on Monday, November 17, 2008.  Management will host its regularly scheduled quarterly earnings call on Monday, November 17th at 8:00 a.m. Eastern time (6:00 a.m. Mountain time).

Interested persons can participate by dialing 1-800-798-2801 (International participants may dial 1-617-614-6205), access code: 34993354.  Alternatively, a webcast will be accessible at the following Web site: http://phx.corporate-ir.net/phoenix.zhtml?p=irol-eventDetails&c=102601&eventID=2026161.  (Due to its length, this URL may need to be copied/pasted into your Internet browser’s address field.  Remove the extra space if one exists.)

A replay will be available from November 17 through November 24, 2008 by dialing 1-888-286-8010 (International participants may dial 1-617-801-6888), access code: 62565178.  The webcast will remain accessible through November 24, 2008 on the Investor Relations area of the Company’s Web site at:  http://phx.corporate-ir.net/phoenix.zhtml?c=102601&p=irol-IRHome.

About FranklinCovey
FranklinCovey (NYSE: FC) is the global consulting and training leader in the areas of strategy execution, leadership, customer loyalty, sales performance, and individual effectiveness. Clients include 90 percent of the Fortune 100, more than 75 percent of the Fortune 500, thousands of small- and mid-sized businesses, as well as numerous government entities and educational institutions. FranklinCovey has 40 direct and licensee offices providing professional services in 147 countries. For more information, please visit www.franklincovey.com.